Exhibit 99.1

NEWS RELEASE

Contacts:

Fernando Vivanco	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-505-3780	+1-763-505-4626

FOR IMMEDIATE RELEASE

MEDTRONIC ANNOUNCES THE EARLY RESULTS AND UPSIZING OF ITS CASH TENDER OFFER FOR CERTAIN OUTSTANDING DEBT SECURITIES ISSUED BY MEDTRONIC, INC. AND COVIDIEN INTERNATIONAL FINANCE S.A.
DUBLIN - April 14, 2016 - Medtronic plc (the “Company”) (NYSE: MDT) today announced that, pursuant to the previously-announced cash tender offer by its wholly-owned subsidiaries, Medtronic, Inc. (“Medtronic, Inc.”) and Covidien International Finance S.A. (“CIFSA” and, together with Medtronic, Inc., the “Offerors”) for the Notes identified in the table below (the “Notes”), approximately $5.8 billion in aggregate principal amount of Notes were validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on April 13, 2016, the Early Tender Deadline for the tender offer (the “Early Tender Deadline”). The Company also announced that the Offerors are increasing the “Maximum Tender Amount” from $2.75 billion to $3 billion and are amending the “Tender Caps” applicable to each series of Notes as further described in the table below. The terms of the tender offer are described in the Offer to Purchase, dated March 31, 2016 (the “Offer to Purchase”), and the related Letter of Transmittal, and remain unchanged except as amended hereby.

The following table sets forth certain information regarding the Notes and the tender offer, including the aggregate principal amount of each series of Notes that were validly tendered and not validly withdrawn on or prior to the Early Tender Deadline:

Title of Security	CUSIP Numbers	Issuer/Offeror	Acceptance Priority Level	Principal Amount Outstanding	Revised Tender Cap(1)	Principal Amount Tendered
6.550% Senior Notes due 2037	22303QAH3	CIFSA	1	$850,000,000	$600,000,000	$475,961,000
2.950% Senior Notes due 2023	22303QAP5	CIFSA	2	$750,000,000	$440,484,000	$440,484,000
4.000% Senior Notes due 2043	585055AY2	Medtronic, Inc.	3	$750,000,000	$424,976,000	$424,976,000
2.750% Senior Notes due 2023	585055AZ9	Medtronic, Inc.	4	$1,250,000,000	$719,779,000	$719,779,000
4.450% Senior Notes due 2020	585055AS5	Medtronic, Inc.	5	$1,250,000,000	$484,409,000	$484,409,000
4.375% Senior Notes due 2035	585055BT2	Medtronic, Inc.	6	$2,500,000,000	n/a	$1,857,239,000
2.500% Senior Notes due 2020	585055BG0	Medtronic, Inc.	7	$2,500,000,000	$150,000,000	$1,415,679,000

(1)	The Tender Cap for each series represents the maximum aggregate principal amount of Notes of such series that will be purchased in the tender offer.

Because the aggregate consideration payable for validly tendered Notes exceeded the Maximum Tender Amount and, as set forth in the table above, the amount of validly tendered Notes in certain series exceeded the applicable Tender Cap, the Notes will be purchased subject to the Acceptance Priority Levels and subject to proration as described in the Offer to Purchase and Letter of Transmittal.

The principal amount of each series of Notes listed in the table above ultimately accepted for purchase will depend upon the determination of the Total Consideration (as defined in the Offer to Purchase) at 11:00 a.m., New York City time, on April 14, 2016 and will be determined in accordance with the Maximum Tender Amount, the applicable Tender Caps and the Acceptance Priority Levels set forth in the table above, as described in the Offer to Purchase and Letter of Transmittal, or amended hereby. As a result, a holder who validly tenders Notes pursuant to the Offer may have all or a portion of its Notes returned to it, and the amount of Notes returned will depend on the overall level of participation of holders in the tender offer.

Holders of Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline are eligible to receive the Total Consideration, which includes an early tender premium of $30 per $1,000 principal amount of Notes tendered by such holders and accepted for purchase by the Offerors. Accrued interest up to, but not including, the settlement date will be paid in cash on all validly tendered Notes accepted and purchased by the Offerors in the tender offer. The Offerors reserve the right, subject to applicable law, to further increase or waive the Maximum Tender Amount or any applicable Tender Cap. The Company expects to issue a press release after the close of trading on the New York Stock Exchange on April 14, 2016 to announce the Total Consideration payable in connection with the tender offer. The settlement date for the Notes accepted by the Offerors in connection with the Early Tender Deadline is expected to be on April 15, 2016.

Although the tender offer is scheduled to expire at 11:59 p.m., New York City time, on April 27, 2016, because holders of Notes subject to the tender offer validly tendered and did not validly withdraw Notes on or prior to the Early Tender Deadline for which the aggregate consideration payable exceeds the Maximum Tender Amount, the Offerors do not expect to accept for purchase any tenders of Notes after the Early Tender Deadline.

The purpose of the tender offer is to reduce the level of the Company’s indebtedness, consistent with the capital allocation plans announced by the Company on January 11, 2016. The Company continues to target an A credit profile. The Company expects the costs related to this transaction to be recognized as a one-time expense in its fourth fiscal quarter, and will be excluded from its non-GAAP results. The Company does not expect this transaction to affect its fourth quarter interest expense outlook or its fiscal year 2016 earnings per share guidance.

BofA Merrill Lynch, Citigroup Global Markets, Inc. and J.P. Morgan Securities LLC are acting as the lead dealer managers for the tender offer and HSBC Securities (USA) Inc., Mizuho Securities USA Inc. and Wells Fargo Securities, LLC are acting as co-dealer managers. The information agent and tender agent is Global Bondholder Services Corporation. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting Global Bondholder Services Corporation at (866) 470-4200 (U.S. toll-free) or (212) 430-3774 (banks and brokers). Questions regarding the tender offer should be directed to BofA Merrill Lynch, Liability Management Group, at (980) 387-3907 (collect) or (888) 292-0070 (toll-free); Citigroup Global Markets, Inc., Liability Management Group at (212) 723-6106 (collect) or (800) 558-3745 (toll free) or J.P. Morgan Securities LLC, Liability Management Group, at (212) 834-3424 (collect) or (866) 834-4666 (toll-free). This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The tender offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Medtronic
Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies - alleviating pain, restoring health and extending life for millions of people around the world. Medtronic plc employs more than 85,000 people worldwide, serving physicians, hospitals and patients in approximately 160 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

This press release contains forward-looking statements that are not historical in nature. Such forward looking statements are subject to risks and uncertainties, including the risks related to the acceptance of any tendered Notes, the expiration and settlement of the tender offer, the satisfaction of conditions to the tender offer, whether the tender offer will be consummated in accordance with terms set forth in the Offer to Purchase or at all and the timing of any of the foregoing, competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in the Company’s periodic reports on file with the U.S. Securities and Exchange Commission including the Annual Report on Form 10-K of the Company, as filed with the U.S. Securities and Exchange Commission. In some cases, you can identify these statements by forward-looking words, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. None of Medtronic plc, Medtronic, Inc. or Covidien International Finance, S.A. undertakes to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

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